                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       TRANSACT TECHNOLOGIES INCORPORATED
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:......

     2)   Aggregate number of securities to which transaction applies:.........

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):..........

     4)   Proposed maximum aggregate value of transaction:.....................

     5)   Total fee paid:......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No:

     3)   Filing Party:

     4)   Date Filed:

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE

                         WALLINGFORD, CONNECTICUT 06492

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 6, 1999

     Notice is hereby given that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of TransAct Technologies Incorporated (the "Company"), a Delaware corporation, will be held on Thursday, May 6, 1999, at 10:00 a.m. Eastern Daylight Savings Time, at The Ramada Plaza Hotel, 275 Research Parkway, Meriden, CT 06450 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two directors to serve until the 2002 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999; and

     (3) To transact such other business as may legally come before the Annual Meeting.

     Shareholders of record at the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed for the Annual Meeting.

                                       By Order of the Board of Directors,

                                       RICHARD L. COTE
                                       Secretary

Wallingford, Connecticut
April 5, 1999

                             YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE

                         WALLINGFORD, CONNECTICUT 06492

                       PROXY STATEMENT FOR ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD ON MAY 6, 1999

     This Proxy Statement is being furnished to the shareholders of TransAct Technologies Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on May 6, 1999, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 1998 Annual Report to Shareholders are first being mailed or given to shareholders on or about April 5, 1999.

                      SOLICITATION AND REVOCATION OF PROXY

     Any shareholder who executes and returns the enclosed proxy has the power to revoke the same anytime prior to it being voted. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of directors and to indicate separate approval or disapproval as to the other matter presented to shareholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of the directors named thereon, unless authority to do so is withheld. With respect to the other proposal presented to shareholders by the Board of Directors, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted for the proposal.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record on March 19, 1999 are entitled to cast one vote for each share of common stock held by them on March 19, 1999. There were 5,558,700 shares of common stock issued and outstanding and entitled to vote at the close of business on March 19, 1999. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to the Company regarding the beneficial ownership of the Company's common stock as of March 19, 1999 by: (i) each person known by the Company to own beneficially more than five percent of the Company's issued and outstanding common stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named in the table has sole voting power and sole investment power with respect to the shares set forth opposite their name.

                                                        SHARES
                                                     BENEFICIALLY  PERCENT OF
NAME OF BENEFICIAL OWNER                                 OWNED        CLASS
------------------------------------                 ------------  ----------

Bart C. Shuldman (1) ..............................     216,917        3.8%
Graham Y. Tanaka (2) ..............................     112,533        2.0%
Richard L. Cote (3) ...............................      64,946        1.1%
Charles A. Dill (4) ...............................      40,971         *
Michael S. Kumpf (5) ..............................      31,620         *
Lucy H. Staley (6) ................................      29,907         *
Thomas R. Schwarz (7) .............................      20,037         *
David A. Ritchie (8) ..............................      14,205         *
All directors and executive officers
  as a group (10 persons) (9) .....................     555,775        9.8%

Awad Asset Management, Inc. (10) ..................     700,825       12.6%
  250 Park Avenue, 2nd Floor
  New York, NY 10177

-----------------------------------

*    Less than 1% of the outstanding Common Stock.

 (1) Includes 108,523 shares owned jointly with Mr. Shuldman's spouse, 1,000 owned by his spouse in an individual retirement account, 60,560 unvested shares of restricted stock of the Company and 44,120 shares subject to options exercisable within 60 days of March 19, 1999 granted under the Company's 1996 Stock Plan.

 (2) Includes 5,500 shares subject to options exercisable within 60 days of March 19, 1999 granted under the Company's Non-Employee Directors' Stock Plan and 2,010 shares deemed beneficially owned by Mr. Tanaka for the benefit of his children.

 (3) Includes 27,130 shares owned jointly with Mr. Cote's spouse, 9,280 unvested shares of restricted stock of the Company and 23,200 shares subject to options exercisable within 60 days of March 19, 1999 granted under the 1996 Stock Plan.

 (4) Includes 5,500 shares subject to options exercisable within 60 days of March 19, 1999 granted under the Non-Employee Directors' Stock Plan. Also includes 13,814 shares deemed beneficially owned by Mr. Dill for the benefit of his parents, as to which shares he disclaims beneficial ownership.

 (5) Includes 4,000 unvested shares of restricted stock of the Company and 10,800 shares subject to options exercisable within 60 days of March 19, 1999 granted under the 1996 Stock Plan.

 (6) Includes 4,000 unvested shares of restricted stock of the Company and 10,800 shares subject to options exercisable within 60 days of March 19, 1999 granted under the 1996 Stock Plan.

 (7) Includes 4,000 unvested shares of restricted stock of the Company granted under the 1996 Stock Plan and 5,500 shares subject to options exercisable within 60 days of March 19, 1999 granted under the Non-Employee Directors' Stock Plan. Also includes 1,000 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter and 1,000 shares beneficially owned by his daughter, as to which shares he disclaims beneficial ownership.

 (8) Includes 1,605 shares owned jointly with Mr. Ritchie's spouse, 2,400 unvested shares of restricted stock of the Company and 10,200 shares subject to options exercisable within 60 days of March 19, 1999 granted under the 1996 Stock Plan.

 (9) Includes 88,240 unvested shares of restricted stock of the Company and 130,420 shares subject to options exercisable within 60 days of March 19, 1999 granted under the 1996 Stock Plan and Non-Employee Directors' Stock Plan.

(10) Based on information provided in Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file with the Securities and Exchange Commission and the Nasdaq National Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1998, all such reports were timely filed, except that a Form 3 reporting the appointment of Steven A. DeMartino as Corporate Controller was filed late.

                            1. ELECTION OF DIRECTORS

         At the Annual Meeting, two persons are to be elected to hold office as directors until the 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the election of the nominees named below. Should a nominee become unavailable, which is not anticipated, it is intended that proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTOR

         Thomas R. Schwarz, 62, Chairman of the Board, has been a director of the Company since its formation in June 1996. Mr. Schwarz was Chairman and Chief Executive Officer of Grossman's Inc., a retailer of building materials, from 1990 until his retirement in 1994. From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company. Mr. Schwarz is a director of Tridex Corporation ("Tridex"), Foilmark, Tanaka Growth Fund, Lebhar-Friedman Publishing Company and A & W Restaurants.

         Bart C. Shuldman, 41, has been Chief Executive Officer, President and a director of the Company since its formation in June 1996. Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996. Prior to joining Magnetec, he held several management positions with Mars Electronics International, a division of Mars, Incorporated, from 1989 to 1993, including serving as Business Manager for the North American Amusement, Gaming and Lottery operations. From 1979 to 1989, he held manufacturing and sales management positions with General Electric Company.

VOTE REQUIRED

     The election of Messrs. Schwarz and Shuldman as directors of the Company requires the affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of a quorum at the Annual Meeting but will not be included in determining whether nominees have received the vote of such plurality.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ELECTION OF MESSRS. SCHWARZ AND SHULDMAN AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING DIRECTOR WHOSE TERM WILL EXPIRE AT THE 2000 ANNUAL
MEETING

     Charles A. Dill, 59, has been a director of the Company since its formation in June 1996. Mr. Dill has been a General Partner of Gateway Associates, a venture capital firm, since 1996. From 1991 to 1995, Mr. Dill served as President, Chief Executive Officer and a director of Bridge Information Systems, Inc. Mr. Dill currently serves as a director of Zoltek Companies, Stifel Financial Corp., Pinnacle Automation (Alvey Systems) and DT Industries.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING

     Graham Y. Tanaka, 51, has been a director of the Company since its formation in June 1996. Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986. From 1989 until 1996, Mr. Tanaka was a limited partner of McFarland Dewey & Co., a financial advisor to the Company and Tridex. He is a director of Tridex.

     Richard L. Cote, 57, has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a director of the Company since its formation in June 1996. Prior thereto, he served as Senior Vice President and Chief Financial Officer of Tridex from September 1993 to June 1996 and as Vice President of Tridex from June 1993 to September 1993. From October 1991 to March 1993, he was a self-employed management consultant. Previously, Mr. Cote held management positions with Wang Laboratories, Inc., Emhart Corporation, Xerox Corporation and Price Waterhouse LLP.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 1998, the Board of Directors held 13 meetings. Each director attended all meetings of the Board of Directors and of the committees of the Board of Directors on which such director served.

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee is currently comprised of Messrs. Thomas R. Schwarz, Graham Y. Tanaka and Charles A. Dill, with Mr. Dill serving as Chairman. The functions of the Audit Committee are to recommend the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results, consider the adequacy of the Company's internal accounting and control procedures, review the non-audit services to be performed by the independent accountants and consider the effect of such performance on the accountants' independence, as well as such other matters relating to the Company's financial and accounting practices as the Audit Committee deems appropriate. The Audit Committee met twice during 1998.

     The Compensation Committee is currently comprised of Messrs. Thomas R. Schwarz, Graham Y. Tanaka and Charles A. Dill, with Mr. Schwarz serving as Chairman. The Compensation Committee is responsible for reviewing and recommending the compensation arrangements for all directors and officers of the Company, approving such arrangements for other senior level employees and administering and taking such other action as may be required in connection with certain compensation plans of the Company. The Compensation Committee met three times during 1998.

     The Nominating Committee consists of the full Board of Directors, with Mr. Tanaka as Chairman. The Nominating Committee is responsible for recommending to the Board of Directors nominees for election to the Board. The Nominating Committee will also consider nominees recommended by shareholders in accordance with proper nomination procedures specified in the Company's By-laws. The Nominating Committee did not meet during 1998.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1998, each outside director of the Company received as compensation for services rendered and expenses incurred (i) $2,000 for each fiscal quarter served as director, (ii) $750 for each Board of Directors meeting attended, (iii) $300 for each Board of Directors committee meeting attended, and (iv) $250 for each telephonic meeting. Chairs of committees received $600 for each committee meeting. The Chairman also received as compensation $7,500 for each fiscal quarter served as Chairman.

     Pursuant to the terms of the Company's Non-Employee Directors' Stock Plan, each director who is not an employee of the Company receives an annual grant of non-qualified options to purchase 2,500 shares of common stock. In addition, each non-employee director also receives a non-qualified option to purchase 5,000 shares of common stock upon his or her initial election to the Board of Directors. Each option is granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expires ten years from the date of grant, and becomes exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control, stock options awarded under the Non-Employee Directors' Stock Plan not previously exercisable shall become fully exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a promissory note dated February 23, 1999, the Company loaned Bart C. Shuldman, the Chief Executive Officer, President and a director of the Company, $330,000 to fund his purchase of 104,000 shares of the Company's common stock. Mr. Shuldman pledged the 104,000 shares purchased with the loan proceeds and 50,000 additional shares of the Company's common stock as security for the promissory note. The principal and any unpaid interest under the note is due in a balloon payment five years after the date of execution of the note. The interest rate on the note will be calculated based on the Company's average variable lending rate under its primary credit facility for each of its fiscal years. Interest payments will be payable in arrears by Mr. Shuldman shortly after the close of each of the fiscal years.

                             EXECUTIVE COMPENSATION

         The following tables set forth information concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                           ----------------------
                                                                                    AWARDS
                                                                           -----------------------          ALL
                                               ANNUAL COMPENSATION         RESTRICTED   SECURITIES         OTHER
                                         ------------------------------       STOCK     UNDERLYING        COMPEN-
                                         FISCAL   SALARY(1)    BONUS(2)     AWARDS(3)   OPTIONS(4)      SATION (5)
NAME AND PRINCIPAL POSITIONS              YEAR       ($)          ($)          ($)          (#)             ($)
----------------------------             ------   --------     ---------   -----------  ------------    ---------
Bart C. Shuldman.......................   1998    $245,000         -         $228,125      25,000        $6,159
  President and Chief Executive Officer   1997     210,000     $67,200        566,125      70,000         4,137
                                          1996      64,038      70,000           -         52,800         1,085


Richard L. Cote .......................   1998     170,000         -             -         45,000         8,768
  Executive Vice President, Chief         1997     160,000      44,800        143,875      17,500         3,800
  Financial Officer, Treasurer and        1996      51,923      35,000           -         33,000         1,235
  Secretary


David A. Ritchie ......................   1998     118,333      32,178           -         24,500         4,794
  Executive Vice President -- Sales       1997     105,000      69,792         35,625      10,000         2,019


Michael S. Kumpf.......................   1998     129,913         -             -         22,500         4,395
  Senior Vice President -- Engineering    1997     125,050      10,995         59,375       2,000         3,345
                                          1996      42,231      31,863           -         20,000         1,409


Lucy H. Staley.........................   1998     126,505         -             -         22,500         4,395
  Senior Vice President -- General        1997     121,770      10,707         59,375       2,000         3,384
  Manager (Ithaca, NY facility)           1996      41,123      29,700           -         20,000         3,186

-------------------

(1) The amounts for 1996 reflect compensation paid to Messrs. Shuldman, Cote and Kumpf and Ms. Staley by the Company for the period from August 22, 1996, the date of the Company's initial public offering, through December 31, 1996. Mr. Ritchie was not an executive officer in 1996. Neither the Chief Executive Officer nor any of the other executive officers named in the table received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during any fiscal year.

(2) The bonus amounts were paid pursuant to the Company's Incentive Compensation Plan, except that the bonuses paid to Mr. Ritchie represent commissions on sales by the Company and the bonus amounts paid to Messrs. Shuldman and Cote in 1996 were paid at the discretion of the Compensation Committee of the Board of Directors and not pursuant to the Incentive Compensation Plan.

(3) All restricted stock awards were granted under the Company's 1996 Stock Plan. The value of the restricted stock awards is based on the closing market price of the Company's common stock on the date of grant. At the end of fiscal year 1998, the number of shares of common stock subject to restricted awards and the value of such shares, based on the closing price of the Company's common stock on such date, were as follows: Mr. Shuldman:
     60,560 shares and $200,605; Mr. Cote: 9,280 shares and $30,740; Mr.
     Ritchie: 2,400 shares and $7,950; Mr. Kumpf: 4,000 shares and $13,250; and Ms. Staley: 4,000 shares and $13,250. All grants of shares of restricted stock vest in five equal installments beginning on the first anniversary of the date of grant, except with respect to 50,000 shares awarded to Mr. Shuldman and 4,000 shares awarded to Mr. Cote, which vest 100% at the end of five years from the date of grant. Currently, no dividends may be paid on shares of the Company's common stock.

(4)  All options were granted under the Company's 1996 Stock Plan.

(5) For all the executive officers named in the table, these amounts consist of Company contributions under the Company's 401(k) Plan and other benefits such as life insurance.

                              OPTION GRANTS IN 1998

                                                                                       POTENTIAL REALIZABLE
                                           INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                        ------------------------------------------------------------   ANNUAL RATE OF STOCK
                           NUMBER OF        PERCENT OF TOTAL                            PRICE APPRECIATION
                        SECURITIES UNDER-  OPTIONS GRANTED TO   EXERCISE                FOR OPTION TERM(2)
                         LYING OPTIONS      EMPLOYEES IN THE      PRICE   EXPIRATION   -------------------
NAME                     GRANTED (#) (1)       FISCAL YEAR     ($/SHARE)     DATE         5%         10%
----                    ----------------   ------------------  ---------  ----------   --------   --------
Bart C. Shuldman....         25,000               10.5%         $9.125       5/7/08    $143,375   $363,625
Richard L. Cote.....         25,000               10.5           9.125       5/7/08     143,375    363,625
                             20,000                8.4           3.625     12/28/08      45,500    115,500
David A. Ritchie....         12,000                5.1           9.125       5/7/08      68,820    174,540
                             12,500                5.3           3.625     12/28/08      28,438     72,188
Michael S. Kumpf....         10,000                4.2           9.125       5/7/08      57,350    145,450
                             13,500                5.7           3.625     12/28/08      30,713     77,963
Lucy H. Staley......         10,000                4.2           9.125       5/7/08      57,350    145,450
                             12,500                5.3           3.625     12/28/08      28,438     72,188

-------------------

(1) All options were granted under the Company's 1996 Stock Plan. In general, options granted under the 1996 Plan have an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and become exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control of the Company, stock options awarded under the 1996 Stock Plan not previously exercisable shall become fully exercisable.

(2) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compared rates of appreciation on the Company's common stock over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or vesting over various periods.

             AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR-END
                                  OPTION VALUES

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY
                              SHARES           VALUE            OPTIONS AT                  OPTIONS AT
                            ACQUIRED ON      REALIZED       FISCAL YEAR-END (#)         FISCAL YEAR-END ($)
NAME                       EXERCISE (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                     -----------------   --------    -------------------------   -------------------------
Bart C. Shuldman....            0                0          39,120  /  108,680              $0   /  $0
Richard L. Cote.....            0                0          18,200  /   77,300               0   /   0
David A. Ritchie....            0                0           7,800  /   38,700               0   /   0
Michael S. Kumpf....            0                0           8,800  /   36,700               0   /   0
Lucy H. Staley......            0                0           8,800  /   36,700               0   /   0

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the terms of an Employment Agreement dated July 31, 1996 between Bart
C. Shuldman and the Company, Mr. Shuldman serves as President and Chief Executive Officer at the pleasure of the Board of Directors. If Mr. Shuldman's employment is terminated other than for cause, Mr. Shuldman shall be entitled to continue to receive (i) his annual base salary and all other benefits for a period of two years from the date of termination and (ii) a pro rata portion of his annual target bonus amount for the year of termination. If Mr. Shuldman's employment is terminated other than for cause, or if Mr. Shuldman resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Shuldman shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of three years from the date of termination. In addition, the Company shall cause the immediate vesting of all stock options granted to Mr. Shuldman under the 1996 Stock Plan. Mr. Shuldman's annual base salary was $245,000 for the fiscal year ended December 31, 1998 and will remain at $245,000 for fiscal 1999.

     Under the terms of an Employment Agreement dated July 31, 1996 between Richard L. Cote and the Company, Mr. Cote serves as Executive Vice President and Chief Financial Officer. If Mr. Cote's employment is terminated other than for cause, Mr. Cote shall be entitled to continue to receive his annual base salary, a pro rata portion of the annual target bonus for the year of termination and all benefits for one year from the date of termination. If Mr. Cote's employment is terminated other than for cause, or if Mr. Cote resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Cote shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of two years from the date of termination. In addition, the Company shall cause the immediate vesting of all options granted to Mr. Cote under the 1996 Stock Plan. Mr. Cote's base salary for the fiscal year ended December 31, 1998 was $170,000 and will remain at $170,000 for fiscal 1999.

     Under the terms of Severance Agreements between the Company and each of David A. Ritchie, Michael S. Kumpf and Lucy H. Staley, dated July 1, 1997, September 4, 1996, and September 4, 1996, respectively, if Messrs. Ritchie's, Kumpf's or Ms. Staley's employment is terminated other than for cause, each executive shall be entitled to continue to receive, for six months following the date of termination, the annual base salary, a pro rata portion of the annual target bonus for the year of termination and all benefits which would otherwise have been payable to each of them. If the employment of Messrs. Ritchie, Kumpf or Ms. Staley is terminated other than for cause, or if they resign for specified reasons, within one year of a change-in-control of the Company, each shall be entitled to continue to receive his or her annual base salary, annual target bonus and all benefits for a period of one year from the date of termination. In addition, the Company shall cause the immediate vesting of all stock options granted under the 1996 Stock Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is comprised of non-employee directors of the Company, is responsible for administering the Company's executive compensation policies. In connection with such responsibilities, the Compensation Committee establishes the general compensation policies for the Company, approves the hiring and firing of all executive officers and any staff reporting directly to the Chief Executive Officer of the Company and approves the compensation plans and specific compensation levels for all executive officers and any staff reporting directly to the Chief Executive Officer of the Company. The Compensation Committee also approves the issuance of all awards to employees of the Company and its subsidiaries under the Company's 1996 Stock Plan.

Compensation Policies and Goals

     The primary goals of the Company's compensation policies are to attract, retain, motivate and reward management of the Company and its operating units, while, at the same time, aligning their interests closely with those of the Company and its shareholders. The Company seeks to attract and retain management by offering a competitive total compensation package. To align the interests of management more closely with those of the Company as a whole and reward individual initiative and effort, the Company seeks to promote performance-based compensation where contribution to the Company as a whole is rewarded. Through the use of performance-based plans that reward attainment of operating unit or Company goals, the Company seeks to foster an attitude of teamwork. The Company also believes that the use of equity ownership is an important tool to ensure that the efforts of management are consistent with the objectives of its shareholders and seeks to promote increased ownership by management of the Company through the use of stock awards.

     The Compensation Committee has tried to achieve the above goals utilizing publicly available information regarding competitive compensation. The Compensation Committee utilizes an independent consultant to ensure that compensation for the Company's management is competitive, meets the above-stated objectives and is consistent for all members of management of the Company and its operating units.

Compensation Components

     At present, the compensation of the executive officers of the Company consists of a combination of salary, cash bonuses, stock options, restricted stock and participation in the Company's 401(k) plan, as well as the provision of medical and other personal benefits typically offered to corporate executives. The executive officers of the Company are parties to agreements which provide for severance payments under certain circumstances. These agreements for the executive officers listed in the Summary Compensation Table are described above under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

     Salaries: At January 1, 1998, base salaries were fixed for the subsequent twelve months based on the Compensation Committee's assessment of competitive base salaries. The Compensation Committee targets the Chief Executive Officer's salary at the mean of that for the Company's peer group. For 1998, Bart C. Shuldman, President and Chief Executive Officer of the Company, earned an annual base salary of $245,000. Mr. Shuldman's base salary will remain the same for 1999.

     Cash Bonuses: The Company maintains an Incentive Compensation Plan for all salaried employees of the Company and its operating units, including key executives, which provides for the payment of cash bonuses. Under the plan, an incentive target, as well as individual goals and objectives, are fixed for each employee at the beginning of the year and bonuses are paid shortly after the end of the year. In order to earn any incentive compensation under the plan, certain financial goals, principally operating income for employees of operating units and earnings per share for corporate executives, must be met. The percentage of the incentive target to be paid varies based on the level of attainment of the financial goals; the incentive target range is from 35% to 150%. Other components of the award calculation include the individual incentive target, which currently ranges from 20% to 45% of base salary for key employees, and a rating of the participant's performance versus individual objectives during the plan period. For 1998, no bonuses were paid to executive officers pursuant to the Incentive Compensation Plan.

     Stock Awards: Under the Company's 1996 Stock Plan, stock options and restricted stock are granted by the Compensation Committee. All salaried employees are granted an initial award of stock options on their date of hiring for a fixed number of shares depending on their level, which vests over five years. In each year following the initial award, eligible employees may be granted an annual award in varying amounts depending on their level and individual performance. During 1998, a total of 177,000 stock options were granted to executive officers of the Company, of which Bart C. Shuldman received stock options for 25,000 shares. Also, during 1998, a total of 25,000 shares of restricted stock were granted to Mr. Shuldman. No other executive officer received restricted stock in 1998.

     Other Benefit Plans: Executive officers of the Company may participate in the Company's nondiscriminatory 401(k) Retirement Plan.

                                             COMPENSATION COMMITTEE

                                             Thomas R. Schwarz, Chairman
                                             Graham Y. Tanaka
                                             Charles A. Dill

                           CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's common stock from August 22, 1996, the effective date of its initial public offering, through December 31, 1998, with the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks. The graph assumes that $100 was invested on August 22, 1996 in each of the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks and that all dividends were reinvested.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                TRANSACT TECHNOLOGIES INCORPORATED COMMON STOCK,
          THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US),
                   AND THE NASDAQ COMPUTER MANUFACTURER STOCKS

                                  [LINE GRAPH]

                                                                  8/22/96   12/31/96   12/31/97    12/31/98
                                                                  -------   --------   --------    --------
TransAct Technologies Incorporated Common Stock                   $100.00    $122.06    $130.88     $ 38.97
CRSP Total Return Index for the Nasdaq Stock Market (US)          $100.00    $112.69    $138.34     $194.14
Nasdaq Computer Manufacturer Stocks                               $100.00    $117.96    $142.69     $309.88

          2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS
                        INDEPENDENT ACCOUNTANTS FOR 1999

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the 1999 fiscal year. This selection is being presented to the shareholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 1999 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF
                  THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
                      AS INDEPENDENT ACCOUNTANTS FOR 1999.

                SECURITY HOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals for inclusion in next year's proxy materials must be received by the Secretary of the Company on or before December 7, 1999. Shareholder proposals submitted to be considered at the 2000 Annual Meeting without inclusion in next year's proxy materials must be received by the Company no later than February 21, 2000. If the Company is not notified of a shareholder proposal by February 21, 2000, then proxies held by management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement. Proposals should be addressed to TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Corporate Secretary. Shareholders may nominate candidates for election to the Board of Directors if the proper nomination procedure specified in the Company's By-Laws are followed. All nominations by shareholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of directors will take place. The notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to be named in the proxy and to serving as a director, and (ii) for the shareholder giving notice, the
(x) name and address of such shareholder as they appear on the Company's books and (y) the class and number of shares of the Company beneficially owned by such shareholder.

                                  ANNUAL REPORT

     A COPY OF THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO: TRANSACT TECHNOLOGIES INCORPORATED, SHAREHOLDER RELATIONS DEPARTMENT, 7 LASER LANE, WALLINGFORD, CONNECTICUT 06492.

                                     GENERAL

     The accompanying proxy will be voted as specified thereon. Unless otherwise specified, proxies will be voted for the directors nominated by the Board of Directors and for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 1999. The Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of the shareholders arise, the proxies confer upon the persons named in the accompanying proxy the authority to vote in respect of any such other matter in accordance with the recommendation of the Board of Directors.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows:
TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Corporate Secretary or other person responsible for tabulating votes on behalf of the Company.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies, for an estimated fee of $25,000, plus reimbursement of certain out-of-pocket expenses.

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                                                              April 5, 1999

                       TRANSACT TECHNOLOGIES INCORPORATED
    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MAY 6, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF TRANSACT TECHNOLOGIES INCORPORATED

The undersigned shareholder of TransAct Technologies Incorporated (the "Company"), does hereby nominate, constitute and appoint Graham Y. Tanaka and Charles A. Dill, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on March 19, 1999, at the Annual Meeting of its shareholders to be held at The Ramada Plaza Hotel, 275 Research Parkway, Meriden, CT 06450 on Thursday, May 6, 1999 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

      PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

PLEASE MARK YOUR
VOTE AS IN THIS EXAMPLE /X/

                       FOR          WITHHOLD
                   ALL NOMINEES   ALL NOMINEES   NOMINEES: Thomas R. Schwarz
                                                           Bart C. Shuldman
1.   ELECTION OF
     DIRECTORS         / /            / /

FOR ALL NOMINEES EXCEPT:

------------------------------------------------
To withhold authority to vote for any individual nominee, write that nominee's name in the space above.

                                          FOR   AGAINST   ABSTAIN
2.   RATIFICATION of selection of         / /     / /       / /
     PricewaterhouseCoopers LLP as
     independent accountants for 1999.

In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ON BEHALF OF THE UNDERSIGNED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   DATE........................................

                                   SIGNATURE...................................
                                   SIGNATURE...................................
                                   (SIGNATURE IF HELD JOINTLY)


                                    NOTE: Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign the full corporate name by president or other authorized officer. If signing on behalf of a partnership, please sign the partnership names by authorized person.